SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: July 28, 2008

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Item 7.   Exhibits

99 Additional Exhibits:

(a)  Text of written presentation that Citizens South Banking Corporation intends to make available to interested investors and analysts on July 29, 2008, at the Keefe, Bruyette & Woods, Inc. Annual Community Bank Investor Conference in New York, New York.

Item 9.   Regulation FD Disclosure

On July 29, 2008, Citizens South Banking Corporation intends to present to interested investors and analysts written investor presentation material, which includes, among other things, a review of financial results and trends through the period ended June 30, 2008.

The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference the Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: July 28, 2008	By:	/s/ Kim S. Price
Kim S. Price President and Chief Executive Officer

By:	/s/ Gary F. Hoskins
Gary F. Hoskins Chief Financial Officer

EXHIBIT 99 (a)

Investor Presentation Material